UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________________

FORM 8-K

_______________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 5, 2013

The Interpublic Group of Companies, Inc.
(Exact Name of Registrant as Specified in Charter)
Delaware	1-6686	13-1024020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1114 Avenue of the Americas, New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: 212-704-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

As previously disclosed, in November 2010 the Company purchased capped call options to hedge the risk of price appreciation on the shares of its common stock into which its 4.75% Convertible Senior Notes due 2023 were convertible. The Company has exercised the capped call options and elected net share settlement. Following the calculation period under the terms of the options, on April  5, 2013, the option counterparties completed delivery of approximately 1.5 million settlement shares to the Company. The settlement shares have been eliminated from the Company's outstanding common shares and their value recorded to the equity section of the Company's consolidated balance sheet. These shares do not count against the limits established under the Company's share repurchase program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE INTERPUBLIC GROUP OF COMPANIES, INC.
Date: April 8, 2013	By:	/s/ ANDREW BONZANI
Andrew Bonzani Senior Vice President, General Counsel and Secretary